N  E  W  S      R  E  L  E  A  S  E

Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL ANNOUNCES AQUISITION OF
HIGHPOINT HEALTHCARE DISTRIBUTION

PSS’ Elder Care Business, Gulf South Medical Supply, Acquires
Approximately $18 Million Revenue Company Serving Its Core Elder Care Markets

Jacksonville, Fla. (September 8, 2003) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today that it has acquired Highpoint Healthcare Distribution, a Texas-based marketing and distribution organization serving the long-term care, assisted living and home health care markets in Texas, Oklahoma and Kansas. Highpoint Healthcare Distribution generated approximately $18 million in revenue in the last twelve months.

        Highpoint Healthcare Distribution has become a leading regional distributor based on a reputation for efficient, value-added customer services and a broad offering of products in the Texas, Oklahoma and Kansas elder care markets. These markets are currently experiencing a favorable health care services reimbursement environment and, based on service utilization data, Texas is the third largest elder care market in the United States. Additionally, Gulf South Medical Supply will add eight Highpoint sales representatives to increase its presence in the region.

        Tony Oglesby, President of Gulf South Medical Supply, commented, “The acquisition of Highpoint enables us to gain a leadership position in their marketing region by combining our existing presence with their significant market share. The addition of quality sales people and a portfolio of products that fulfils the needs of a broad continuum of service providers in the elder care markets will enable Gulf South to further leverage its distribution infrastructure and generate incremental revenue at or above our current level of selling margins. Highpoint’s people will benefit from the breadth and scope of our organization as we continue to execute a dynamic business plan that is designed to accelerate our growth and continue our market leadership. We expect this acquisition will be accretive to our operating earnings this fiscal year.”

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians, elder care providers and other alternate-site healthcare providers through its two business units. Since its inception in 1983, PSS has become a leader in the market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, or rates of growth, or growth goals, gross margins and earnings, statements regarding the Company’s current business strategy, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliff; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

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